UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number	Identification number)

8480 E. Orchard Road, Suite 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION

Providence HR, LLC

Providence of Sparta Health And Rehab

On October 24, 2017, Global Healthcare REIT, Inc. (the “Company”), through its wholly-owned subsidiary Providence HR, LLC consummated a HUD refinancing of its senior mortgage on its skilled nursing facility in Sparta, Georgia. Funding was provided by Greystone Funding Corporation pursuant to a secured Healthcare Facility Note in the principal amount of $3,039,300 (the “HUD Note”).

Proceeds from the HUD Note were used to pay off an existing senior mortgage and certain unsecured debt. The interest rate on the HUD Note is 3.88%, fixed for the full term of the HUD Note. Payments of principal and interest begin on December 1, 2017 until the Note is paid in full on November 1, 2047 (the “Maturity Date”). The Note is secured by a Healthcare Deed to Secure Debt, Security Agreement and Assignment of Rents. A copy of the Note is filed herewith as Exhibit 10.1.

High Street Nursing, LLC

Meadowview Care Center

Effective October 30, 2017, the Company, through its wholly-owned subsidiary High Street Nursing, LLC consummated a refinancing of its senior loan on its skilled nursing facility in Seville, Ohio with ServisFirst Bank pursuant to Term Note in the principal amount of $3,000,000 (the “Meadowview Note”).

Proceeds from the Meadowview Note were used to pay off an existing senior loan. The interest rate on Meadowview Note is 6.0%. Monthly payments of interest only begin on November 30, 2017 until January 2018, at which time monthly payments of principal and accrued interest shall be due until the Meadowview Note is paid in full on October 30, 2022 (the “Maturity Date”). The Note is secured by an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”). A copy of the Meadowview Note is filed herewith as Exhibit 10.2.

Southern Tulsa, LLC

Southern Tulsa TLC, LLC

Southern Hills Rehabilitation Center (“SNF”)

Southern Hills Independent Living Facility (“ILF”)

Southern Hills Assisted Living Facility (“ALF”)

Effective October 31, 2017, the Company, through its wholly-owned subsidiaries Southern Tulsa, LLC and Southern Tulsa TLC, LLC, as Co-Borrowers, consummated a new Line of Credit with First Commercial Bank pursuant to a Promissory Note in the principal amount of $7,229,051.52 (the “Line of Credit”). Under the Line of Credit, the Company will refinance the existing mortgage on its skilled nursing facility in Tulsa, Oklahoma, fund the outstanding reverse Dutch tender offer on the Industrial Revenue Bonds covering the ALF and ILF, and for working capital, including improvements to the ALF and ILF.

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The interest rate on Line of Credit is 5.25%. Monthly payments of interest only begin on November 30, 2017 until the Promissory Note is paid in full on April 30, 2018 (the “Maturity Date”). The Credit Note is secured by a First Mortgage and Assignment of Rents on Real Property for Southern Hills Rehabilitation Center, a Junior Lien and Assignment of Rents on Real Property for it Southern Hills Independent Living Facility location and a Junior Lien on Real Property for its Southern Hills Assisted Living Facility location. A copy of the Credit Note is filed herewith as Exhibit 10.3.

ITEM 9.01	EXHIBITS

10.1	HUD Note – Providence HR, LLC

10.2	Meadowview Note – High Street Nursing, LLC

10.3	Credit Note – Southern Tulsa, LLC and Southern Tulsa TLC, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: November 6, 2017	/s/ Zvi Rhine
President

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